James E. Scheifley & Associates, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                   PO BOX 2158
                               22 BRUSHWOOD COURT
                             DILLON, COLORADO 80435

           PHONE (970) 513-9308 FAX (419) 821-5638 E-MAIL JES@VAIL.NET





April 12, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re: The Players Network, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1)      We have read the Company's response to Item 304(a) of Form 10-SB

(2)      We agree with the response.

Sincerely,


James E. Scheifley & Associates, P.C.